[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.28(ix)

AMENDMENT NO. 7 TO THE PROCESS DEVELOPMENT AND CLINICAL SUPPLY AGREEMENT

THIS AMENDMENT NO. 7 (the “Seventh Amendment”), effective as of January 01, 2012 (the “Seventh Amendment Effective Date”) by and between Boehringer Ingelheim Pharma GmbH & Co. KG, Birkendorfer Straße 65, 88397 Biberach an der Riss, Germany (“BI Pharma”) and FibroGen, Inc., 409 Illinois Street, San Francisco, CA 94158, USA (“FibroGen”), amends the Process Development and Clinical Supply Agreement entered into by and between BI Pharma and FibroGen on November 29, 2007, as amended pursuant to the letter agreements entered into as of June 26, 2008 and August 18, 2008, Amendment No. 1, effective as of May 28, 2009, Amendment No. 3, effective as of November 5, 2010, Amendment No. 4, effective as of January 24, 2011, Amendment No. 5, effective as of April 15, 2011, and Amendment No. 6, effective as of May 26, 2011 (hereinafter together the “Supply Agreement”). BI Pharma and FibroGen shall be referred to individually herein as a “Party”, and collectively as, the “Parties”.

WHEREAS, as contemplated under Section 2.4 of the Supply Agreement, BI Pharma has conducted on behalf of FibroGen [ * ] using the Product [ * ], and the Process and the Product [ * ] have not been materially changed;

WHEREAS, the Parties have agreed upon Specifications to which the Product must be manufactured by BI Pharma, both for bulk drug substance and formulated drug product; and

WHEREAS, FibroGen wishes to engage BI Pharma to [ * ] to the Supply Agreement and pursuant to the work plan entitled “[ * ], Version of May 24, 2011” but [ * ] (the “[ * ]”); and to [ * ], in compliance with the terms of the Supply Agreement as set forth in and as amended by this Seventh Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

(1)	Unless otherwise defined herein, all capitalized terms and phrases used in this Seventh Amendment shall have the meaning ascribed to them in the Supply Agreement.

(2)	The Parties agree that pursuant to Section 2.2 of the Supply Agreement, the work plan (in its current version, i.e. as amended by the Work Scope and Cost Estimate entitled “[ * ], Version of May 24, 2011” entered into under Amendment 6 to the Supply Agreement) shall be amended by the “Work Scope entitled “[ * ] (Version of February 2, 2012)”, attached hereto as Exhibit A, and is hereby added as an amendment to Appendix 2 to the Supply Agreement. Pursuant thereto BI Pharma shall manufacture and/or supply, as applicable, under the terms and conditions of the Supply Agreement (including but not limited to Section 4.1 of the Supply Agreement) and this Seventh Amendment, (i) the [ * ] (ii) [ * ] of [ * ], (iii) [ * ], and (iv) [ * ] of [ * ] under (iii) above.

Amendment No. 7 to the Process Development and Clinical Supply Agreement	Confidential

(3)	The Specifications for the Product to be produced pursuant to Section 2 hereof have been agreed to by the Parties and are set forth in the Amended and Restated Quality Agreement by and between the Parties and shall apply to the activities contemplated by Section (2) above as part of the Acceptance Criteria for the Product.

(4)	This Seventh Amendment, together with the Supply Agreement, contains the entire understanding of the Parties with respect to the subject matter hereof. Except as otherwise provided herein, the Supply Agreement has not been modified or amended and remains in full force and effect. All express or implied agreements and understandings that conflict with the terms of this Seventh Amendment, either oral or written, heretofore made with respect to subject matter herein are expressly superseded by this Seventh Amendment.

(5)	This Seventh Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Counterparts may be signed and delivered by facsimile and/or via portable document format (pdf) (or similar format), each of which shall be binding when sent.

Space Left Intentionally Blank — Signatures on Following Page

2

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Amendment No. 7 to the Process Development and Clinical Supply Agreement	Confidential

IN WITNESS WHEREOF, the Parties have executed this Seventh Amendment to the Supply Agreement as of Seventh Amendment Effective Date.

Biberach, Febraury 8, 2012

BOEHRINGER INGELHEIM PHARMA GMBH & CO. KG

ppa.	i.V.

[ * ]	[ * ]
[ * ]	[ * ]
Head of Team Biberach — Dep. Legal Germany	Dir. Business & Contracts

San Francisco, February 2, 2012

FIBROGEN, INC

/s/ James Polarek
Dr. James Polarek
VP, Protein Therapeutics and Collagen Development

3

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Amendment No. 7 to the Process Development and Clinical Supply Agreement	Confidential

Exhibit A

Work Scope

(Version of February 2, 2012)

[ * ]

4

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.